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EXHIBIT (j)(2)

                               CONSENT OF KPMG LLP

                                      C-35
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                        CONSENT OF INDEPENDENT AUDITORS

To the Shareholders and
Board of Trustees of BB&T Funds:


We consent to the use of our report dated February 13, 2004, incorporated in this Registration Statement by reference, to the BB&T Equity Index Fund, a series of BB&T Funds, and to the references to our firm under the captions, "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

/S/ KPMG LLP

Boston, Massachusetts
April 28, 2004

                                      C-36